Exhibit 10.1

EXECUTION VERSION

FIRST AMENDMENT TO TERMINATION AND SETTLEMENT AGREEMENT

This First Amendment to Termination and Settlement Agreement (this “Amendment”) is entered into as of April 4, 2022, by and among South Dearborn Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Parent”), Magnachip Semiconductor Corporation, a Delaware corporation (the “Company”), and Wise Road Capital LTD (“Wise Road”). Each of Parent, Wise Road and the Company are sometimes referred to herein as a “Party”.

RECITALS

WHEREAS, Parent, Company and Michigan Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Merger Sub”), previously entered into that certain Agreement and Plan of Merger, dated as of March 25, 2021 (“Merger Agreement”), pursuant to which Merger Sub was to merge with and into the Company with the Company surviving as a wholly-owned subsidiary of Parent, subject to the terms and conditions of the Merger Agreement;

WHEREAS, Parent, Merger Sub, the Company and Wise Road have entered into that certain Termination and Settlement Agreement (the “Agreement”), dated as of December 13, 2021, pursuant to which, among other things, the Merger Agreement was terminated on December 20, 2021 upon the Company’s receipt of the Parent Initial Fee and the Amended Standby Letter of Credit; and

WHEREAS, pursuant to Section 16 of the Agreement, the Parties, with the exception of Merger Sub, which was dissolved effective March 21, 2022, desire to mutually amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings herein contained, the receipt and sufficiency of which are acknowledged, on the terms and subject to the conditions set forth in this Amendment, the parties, intending to be legally bound, agree as follows:

1. Section 2 of the Agreement titled “Parent Fees” is hereby amended and restated as follows:

“Promptly following the execution of this Agreement, and in any event no later than 5:00 p.m. Eastern time on December 15, 2021 (the “Parent Initial Fee Deadline”), and in consideration for the agreements made by the Company under this Agreement, Parent shall (and Wise Road shall cause Parent to) pay or cause to be paid $51,000,000 (the “Parent Initial Fee”) in cash by wire transfer of immediately available funds to the account designated by the Company prior to the date hereof. Promptly following the execution of the first amendment to this Agreement, and in any event no later than 5:00 p.m. Eastern time on April 4, 2022 (the “Parent Second Fee Deadline”), and in consideration for the agreements made by the Company under this Agreement, Parent shall (and Wise Road shall cause Parent to) pay or cause to be paid $14,400,000 (the “Parent Second Fee”) in cash by wire transfer of immediately available funds to the account designated by the Company. By no later than 5:00 p.m. Eastern time on June 30, 2022 (the “End Date”), Parent shall (and Wise Road shall cause Parent to) pay or cause to be paid $4,800,000 (the “Remaining Parent Fee”) in cash by wire transfer of immediately available funds to the account designated by the Company. None of the Parent Initial Fee, the Parent Second Fee or the Remaining Parent Fee shall be repayable or refundable under any circumstances. The Parties acknowledge and agree that, effective as of, and from and after, the Termination Effective Time, neither the Company Termination Fee nor the Parent Termination Fee shall be payable in connection with this Agreement, the Merger Agreement, the Termination or otherwise.”

2. Section 3 of the Agreement titled “Amended Standby Letter of Credit” is hereby amended and restated as follows:

“Promptly following the execution of this Agreement, and in any event no later than 5:00 p.m. Eastern time on December 22, 2021 (the “SBLC Deadline”), (a) the Parties shall cause the Standby Letter of Credit to be amended to provide that, on or any time after April 1, 2022, if Parent has not paid the Parent Second Fee to the Company by the Parent Second Fee Deadline, the Company may deliver a draw notice to the Issuing Bank and demand immediate payment of the full amount of the Parent Second Fee (which, for the avoidance of doubt, will not require any consent, instruction or other approval or acknowledgment from Parent or any of its Affiliates) (the “Amended Standby Letter of Credit”), and (b) Parent and Wise Road shall cause an original fully executed version of the Amended Standby Letter of Credit to be delivered to the Company or its designee. Promptly following the execution of the first amendment to this Agreement, and in any event immediately prior to the payment of the Parent Second Fee (the “Second SBLC Deadline”), (a) the Parties shall cause the Amended Standby Letter of Credit, dated as of December 20, 2021, to be amended to provide that, on or any time after June 30, 2022, if Parent has not paid the Remaining Parent Fee to the Company by the End Date, the Company may deliver a draw notice to the Issuing Bank and demand immediate payment of the full amount of the Remaining Parent Fee (which, for the avoidance of doubt, will not require any consent, instruction or other approval or acknowledgment from Parent or any of its Affiliates) (the “Second Amended Standby Letter of Credit”), and (b) Parent and Wise Road shall cause an original fully executed version of the Second Amended Standby Letter of Credit to be delivered to the Company or its designee.”

3. All references herein and in the Agreement to the “Agreement” shall mean and include the Agreement as amended by this Amendment. Except as amended hereby, the Agreement shall remain unchanged, and the Agreement, as so amended, shall continue in full force and effect in accordance with its terms.

4. The provisions of this Amendment may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as a subsequent amendment to the Agreement, signed on behalf of each of the Parties. No Party may assign either this Amendment or any of its rights, interests, or obligations hereunder without the prior written approval of the other Parties. Subject to the preceding sentence, this Amendment shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. This Amendment and any dispute, claim, legal action, suit, proceeding or controversy arising out of or relating hereto, shall be governed by, and construed in accordance with, the Law of the State of Delaware, without regard to conflict of law principles (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

5. Each Party represents and warrants to the other Parties that: (i) such Party has all requisite power and authority to enter into this Amendment and to take the actions contemplated hereby; (ii) the execution and delivery of this Amendment and the actions contemplated hereby have been duly authorized by all necessary corporate or other action on the part of such Party; and (iii) this Amendment has been duly executed and delivered by such Party and, assuming the due authorization, execution and delivery by the other Parties, constitutes a legal, valid and binding obligation of such, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

6. This Amendment may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Amendment. Facsimile signatures or signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Amendment. This Amendment shall become effective when, and only when, each Party shall have received a counterpart signed by all of the other Parties.

7. Capitalized terms used herein but not otherwise defined shall have the respective meanings ascribed thereto in the Agreement.

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

SOUTH DEARBORN LIMITED

By:	/s/ Yuanjie Zhang
Name: Yuanjie Zhang
Title: Director

WISE ROAD CAPITAL LTD

By:	/s/ Yuanjie Zhang
Name: Yuanjie Zhang
Title: Director

IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

MAGNACHIP SEMICONDUCTOR CORPORATION

By:	/s/ Theodore S. Kim
Name: Theodore S. Kim
Title: Chief Compliance Officer, General Counsel and Secretary